CATERPILLAR INC.



AND



CITICORP, N.A.

Trustee











SECOND SUPPLEMENTAL INDENTURE





Dated as of May 15, 1992


     SECOND SUPPLEMENTAL INDENTURE, dated as of May 15, 1992, between CATERPILLAR INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 100 NE Adams Street, Peoria, Illinois 61629, and CITIBANK, N.A. (successor trustee to The First National Bank of Chicago), a national banking association duly organized and existing under the laws of the United States, as Trustee (the "Trustee").

RECITALS

     The Company has heretofore executed and delivered to the Trustee a certain indenture, dated as of May 1, 1987, as supplemented by the First Supplemental Indenture dated as of June 1, 1989 (collectively the "Indenture"), pursuant to which one or more series of unsecured debentures, notes or other evidence of indebtedness of the Company (herein called the "Securities") may be issued from time to time. All terms used in this Second Supplemental Indenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     The Company desire and has requested the Trustee to join with it in the execution and delivery of this Second Supplemental Indenture for the purpose of amending the indenture in order to make certain provisions for the issuance of Securities denominated in currencies other than United States dollars.

     Section 901 (9) of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders to make provisions with respect to matters arising under the Indenture which do not adversely affect the interests of the Holders of Securities of any series in any material respect.

     The Company has furnished the Trustee with (i) an Opinion of Counsel stating that the execution of this Second Supplemental Indenture is authorized or permitted by the Indenture, (ii) an Officers' Certificate stating that all conditions precedent provided for in the Indenture have been complied with, and (iii) a copy of the resolutions of its Board of Directors, certified by its Secretary, pursuant to which this Second Supplemental Indenture has been authorized.

     All things necessary to make this Second Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.

     NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSTH:

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

ARTICLE ONE

     SECTION 101. The definition of "Outstanding" set forth in Section 101 of the Indenture is amended to read as follows:

     "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

     (i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

    (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent), for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

   (iii) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (x) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration acceleration of the maturity thereof pursuant to Section 502, (y) the principal amount of a Security denominated in a foreign current or a composite currency shall be the U.S. dollar equivalent, determined based on the rate of exchange prevailing on the Business Day immediately preceding the date of original issuance of such Security by the Company in good faith, and the Company shall deliver such determination in writing to the Trustee, of the principal amount of such Security (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent, determined based on the rate of exchange prevailing on the Business Day immediately preceding the date of original issuance of such Security, of the amount determined as provided in
(x) above), and (z) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

SECTION 102.  The definition of "U.S. Government Obligations" set forth in
Section 101 of the Indenture is amended to read as follows:

     "U.S. Government Obligations" shall mean, in respect of any series of Securities, securities of (i) the government which issued the currency in which the Securities of such series are denominated and/or in which principal or interest is payable on the Securities of such series or (ii) government agencies backed by the full faith and credit of such government.

SECTION 103. Section 101 of the Indenture is amended to include therein the following provisions after the definition of Depository:

     "dollar", "$" and "U.S. dollar" refer to the currency of the United States of America.

SECTION 104. The following paragraphs are added to the end of Section 506 of the Indenture:

     If in any case Securities are Outstanding which are denominated in different currencies, or in a composite currency and at least one other currency, and the Trustee is directed to make ratable payments under this Section to Holders of such Securities, the Trustee shall calculate the amount of such payments as follows: (i) as of the day the Trustee collects an amount under this Article, the Trustee shall, as to each Holder of a Security to whom an amount is due and payable under this Section which is denominated in a foreign currency or a composite currency, determine that amount of U.S. dollars that would be obtained for the amount owing such Holder, using the rate of exchange as determined in the manner set forth in the respective Securities; (ii) calculate the sum of all U.S. dollar amounts determined under
(i) and add thereto any amounts due and payable in U.S. dollars; and (iii) using the individual amounts determined in (i) or any individual amounts due and payable in U.S. dollars, as the case may be, as a numerator and the sum calculated in (ii) as a denominator, calculate as to each Holder of a Security to whom an amount is owed under this Section the fraction of the amount collected under this Article payable to such Holder. Any expenses incurred by the Trustee in actually converting amounts owing Holders of Securities denominated in a currency or composite currency other than that in which any amount is collected under this Article shall be borne ratably by all Holders of such Securities.

     To the fullest extent allowed under applicable law, if for the purpose of obtaining judgment against the Company in any court it is necessary to convert the sum due in respect of the principal of or any premium or interest on the Securities of any series (the "Required Currency") into a currency in which a judgment will be rendered (the "Judgment Currency"), the rate of exchange used shall be the rate of exchange at which the Trustee could purchase in the City of New York the Required Currency with the Judgment Currency on the Business Day preceding that on which final judgment is given. The Company shall not be liable for any shortfall nor shall it benefit from any windfall in payments to Holders of Securities under this Section caused by a change in exchange rates between the time the amount of a judgment against it is calculated as above and the time the Trustee converts the Judgment Currency into the Required Currency to make payments under this Section to Holders of Securities, but payment of such judgment shall discharge all amounts owed by the Company on the claim or claims underlying such judgment.

ARTICLE TWO

SECTION 201. Except as hereby otherwise expressly provided, the Indenture is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

SECTION 202. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 203. The recitals of fact contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this supplemental indenture.

     IN WITNESS HEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.
                                   CATERPILLAR INC.
                                   By /s/ C. E. Rager
                                   Title:  Vice President

[SEAL]

Attest:

/s/ Sona L. Holt

                                             CITIBANK, N.A.

                                             By /s/ Irene Teutonico
                                             Senior Trust Officer

[SEAL]

Attest:

/s/


STATE OF ILLINOIS)
                 )SS.
COUNTY OF PEORIA )

     On the 21st day of May, 1992, before me personally came C. E. Rager, to me known, who, being by me duly sworn, did depose and say that he is Vice President of CATERPILLAR INC., a corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                              /s/ Patricia L. Audo
                              Notary Public, State of Illinois
                              Official Seal



STATE OF NEW YORK )
                  )SS.
COUNTY OF NEW YORK)

     On the 21st day of May, 1992, before me personally came Irene Teutonico, to me known, who, being by me duly sworn, did depose and say that she is a Senior Trust Officer of CITIBANK, N.A., a national banking association described in and which executed the foregoing instrument; that she knows the seal of said national banking association; that the seal affixed to said instrument is such seal; that it was so affixed by authority of the Board of Directors of said national banking association, and that she signed her name thereto by like authority.

                              /s/ Peter M. Pavlyshin
                              Notary Public, State of New York
                              Official Seal